Exhibit (h)(14)

AMENDMENT NO. 5 TO

SUB-ADMINISTRATION SERVICES AGREEMENT

THIS AMENDMENT No. 5 is to be effective as of July 31, 2024 (“Amendment”) to that certain Sub-Administration Services Agreement dated June 1, 2019 (“Agreement”), by and between Cavanal Hill Investment Management, Inc. (“Client”) and Citi Fund Services Ohio, Inc. (“Service Provider” and, with the Client, referred to herein individually as “Party” and collectively as “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Service Provider performs certain sub-administration services for the Client pursuant to the Agreement;

WHEREAS, the Parties wish to amend Agreement Schedule 2 to account for the removal of Principal Financial Officer services;

WHEREAS, the Parties wish to amend Agreement Schedule 5 to account for the fees to be charged for the revised services.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Service Provider hereby agree as follows:

1.	Amendment to Schedules 2 and 5.

Schedules 2 and 5 are hereby deleted in their entirety and replaced with the Schedules 2 and 5 attached to the end of this Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Service Provider represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment. Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

b.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

c.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CITI FUND SERVICES OHIO, INC.

By:	/s/ John Danko
Name:	John Danko
Title:	President
Date:	July 31, 2024

CAVANAL HILL INVESTMENT MANAGEMENT, INC.

By:	/s/ Matthew Stephani
Name:	Matthew Stephani
Title:	President
Date:	7/31/24

Schedule 2 to Services Agreement

Services

I.	Services

1.	Registration Statements, Financial Statements and other Securities and Exchange Commission (“SEC”) Filings

(a)	Coordinate and prepare, with the assistance and approval of the Trust’s investment adviser, counsel, officers and independent auditors, drafts of communications to shareholders of record of the Trust (“Shareholders”), including the annual report to Shareholders and the semi-annual report to Shareholders; prepare and file the final certified versions thereof on Form N- CSR;

(b)	Prepare and file all required notices pursuant to Rule 24f-2;

(c)	File the Funds’ Form N-17f-2 as prepared by the Funds’ independent auditor;

(d)	Prepare and file the Funds’ Form N-CEN annually;

(e)	Assist with the layout, printing, and distribution of prospectuses and the Funds' semi-annual and annual reports to Shareholders;

(f)	Prepare and file holdings reports on Form N-PORT with the SEC, as required at the end of each month;

(g)	Tailored Shareholder Reporting (“TSR”) production and filing (semi-annual).

2.	Certain Operational Matters

(a)	Calculate contractual Fund expenses and make disbursements for the Funds, including trustee and vendor fees and compensation and annual reporting of such on IRS Forms 1099-NEC and 1096, as applicable. Disbursements shall be subject to review and approval by an Authorized Person that is specifically designated on the list of Authorized Persons approved by the Board for particular functions and shall be made only out of the assets of the applicable Fund.

(b)	Prepare an annual projection of the Funds' non-asset-based expense accruals prior to the beginning of each fiscal year of each Fund and monitor actual and accrued expenses;

(c)	Compute, as appropriate, each Fund’s dividend payables and dividend factors;

(d)	Coordinate and assist the Funds’ transfer agent with respect to the payment of dividends and other distributions to Shareholders;

(e)	Calculate performance data of the Funds for dissemination to (i) the Client, including the Board, (ii) up to fifteen (15) information services covering the investment company industry and (iii) other parties, as requested by the Client and agreed to by Service Provider;

(f)	Assist the Client in developing appropriate portfolio compliance procedures for each Fund to monitor compliance with the 1940 Act and other relevant regulations, each Fund’s investment objective, policies, restrictions, tax diversification, distribution and income requirements and provide daily and periodic compliance monitoring services with respect to such procedures and as reasonably requested by the Client;

(g)	Monitor and advise the Client and the Funds on the Funds’ regulated investment company status under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. In connection with the foregoing, prepare and send quarterly reminder letters related to such status, and prepare quarterly compliance checklist for use by investment advisers, if requested;

(h)	Assist the Client with portfolio compliance monitoring in accordance with Rule 22e-4(b) including:

i.	daily liquidity classifications of portfolio securities held by the Fund;

ii.	daily monitoring of compliance with the Fund’s established Highly Liquid Investment Minimum (HLIM);

iii.	daily monitoring of compliance with the Fund’s 15% illiquid holdings maximum; and

iv.	monthly liquidity classification of portfolio securities on Form N- PORT.

(i)	Rule 18f-4 Support for Funds relying on “Limited Derivatives User” Exemption (Lite)

i.	Daily monitoring and reporting of derivative exposure levels

ii.	Monthly exposure calculation reporting on Form N-PORT (Item B.9)

(j)	Rule 18f-4 Support for Non-Exempt Funds (Standard)

i.	Daily value at risk (VaR) calculations and reporting

ii.	Monthly VaR reporting on Form N-PORT (Item B.10)

iii.	VaR stress testing and back testing

iv.	Form N-RN filing coordination, ad hoc, as directed by the client

(k)	Assist the Client and Fund Counsel in responding to regulatory examinations or investigations, including making available personnel to respond and to provide documents;

(l)	Provide assistance and guidance to the Client with respect to matters governed by or related to regulatory requirements and developments including: monitoring regulatory and legislative developments which may affect the Funds and assisting in strategic planning in response thereto.

(m)	Monitor wash sales annually;

(n)	Prepare informational schedules for use by the Funds’ auditors in connection with such auditors’ preparation of the Funds’ tax returns and coordinate filing of the Funds’ tax returns;

(o)	Coordinate with independent auditors concerning the Funds’ regular annual report audit;

(p)	Upon the Client’s request, the Service Provider will assist the Client with the following: (a) semi-annual reviews of financial reports (b) revisions to policies, procedures and code of ethics, (c) preparation of responses for regulatory examinations and inquiries, and (d) layout and printing of prospectuses and semi-annual and annual reports to Shareholders.

(q)	Provide support for the annual Registration Statement update on Form N-1A, including, but not limited to, providing the required financial information for the filings; and

(r)	Provide support for new fund development and filings, including pro forma expense projections as well as any financial information for the initial registration statement filing.

(s)	Assist with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure, and provide consultation related to legal and regulatory aspects of the establishment, maintenance, and liquidation or dissolution of Funds.

(t)	Prepare quarterly brokerage allocation compliance checklist and supporting documentation for use by investment advisors, as requested.

3.	Money Market Fund Reporting

With respect to each Fund regulated as a money market fund pursuant to Rule 2a- 7 of the 1940 Act (a “Money Market Fund”), Service Provider shall:

(a)	Provide and post Fund’s schedules of investments for monthly posting on the Fund’s website;

(b)	Provide the fund’s mark-to-market, net flows and liquidity levels for daily posting on the Funds’ website;

(c)	Prepare and file the Fund’s portfolio holdings and coordinate the compilation of other data with the Fund’s investment adviser for monthly filing with the SEC on Form N-MFP;

(d)	Provide the Fund’s portfolio holdings to the Client’s investment adviser and coordinate monthly filing with the SEC on Form N-MFP.

4.	Regulatory Administration Services

Service Provider will provide the following regulatory administration services to the Client:

(a)	Prepare for review and approval by the Client and counsel to the Funds (“Fund Counsel”) drafts of: (a) the annual update to each Funds’ registration statement on Form N-1A, (b) as requested by the Client or Fund Counsel, other amendments to each Funds’ registration statement and supplements to its prospectus and statements of additional information reflecting developments from time to time with respect to existing Funds, and (c) notices of annual or special meetings of shareholders of the Client and proxy materials relating thereto, and file any of the foregoing with the Commission upon the request of the Client or counsel to the Client; Subject to approval by the Client and Fund Counsel, file any of the foregoing with the SEC;

(b)	Maintain corporate records on behalf of the Funds and provide access to fund governance information as it relates to Regulatory Administration’s Services, including, but not limited to, board books, minute books, Declaration of Trust and by-laws, and prepare, at the direction of Client, amendments to the Client's Declaration of Trust and by-laws and file as necessary;

(c)	Assist the Funds in obtaining and maintaining fidelity bonds and directors and officers/errors and omissions insurance policies for the Funds at the expense of the Funds in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act, and file such fidelity bonds and any applicable, related notices with the SEC, to the extent such bonds and policies are approved by the Board;

(d)	Assist the Client in preparing for and conducting Board meetings by:

i.	coordinating Board book production and distribution,

ii.	subject to review and approval by the Client and its counsel, preparing Board agendas and minutes,

iii.	preparing the relevant sections of the Board materials pertaining to the responsibilities of Citi,

iv.	assisting and coordinating special materials related to annual contract approvals and approval of rule 12b-1 plans and related matters,

v.	attending Board meetings and recording the minutes, and

vi.	performing such other Board meeting functions as agreed by the parties;

(e)	Coordinate the printing, distribution and solicitation of proxy materials for meetings of shareholders, if held; subject to review and approval by the Client and Fund Counsel, file proxy statements and related solicitation materials with the SEC; prepare draft scripts for and attend the Shareholder meetings and record the minutes of the meetings; and

(f)	Coordinate gathering of proxy voting information pertaining to proxy votes on Fund holdings and coordinate the drafting and filing of the Funds’ proxy voting records (as approved by the Investment Adviser) on Form N-PX.

(g)	Prepare and file, with the assistance of the Trust’s counsel, Form MT-1 for Massachusetts Business Trust.

(h)	Provide, when necessary, consultation in relation to certain other matters, including establishment of seed capital accounts and class action lawsuits.

5.	Typesetting Services

(a)	Own and manage the typesetting for all annual and semiannual reports.

(b)	Coordinate reviews and signoffs with the Client and other appropriate 3rd parties prior to delivering the typeset reports to the financial printer.

II.	Notes and Conditions Related to Fund Administration Services

1.	With respect to any document to be filed with the SEC, the Client shall be responsible for all expenses associated with causing such document to be converted into an EDGAR format prior to filing, as well as all associated filing and other fees and expenses.

2.	If requested by the Client with respect to a fiscal period during which Service Provider served as financial administrator, Service Provider will provide a sub- certification pertaining to Service Provider's services consistent with the requirements of the Sarbanes-Oxley Act of 2002.

III.	Fees and Expenses

1.	Fee Schedule. The Client will pay all fees, expenses, charges and obligations incurred from time to time in relation to the Services in accordance with the terms of the Fee Schedule, together with any other amounts payable to the Service Provider under this Agreement.

2.	Expenses. In addition to paying the fees set forth in the Fee Schedule, in the event that the Service Provider is requested or authorized by the Client or the Funds, or is required by governmental regulation, summons, subpoena, investigation, examination or other legal or regulatory process, to produce documents or personnel with respect to services provided by the Service Provider to the Client and the Funds under this Agreement, the Client will, so long as the Service Provider is not the subject of the investigation or proceeding in which the information is sought, pay the Service Provider for its professional time (at its standard billing rates) and reimburse the Service Provider for its reasonable out-of-pocket expenses (including reasonable attorney’s fees) incurred in responding to such requests or requirements.

Schedule 5 to Services Agreement

Fee Schedule

The Client shall pay the following fees to Service Provider as compensation for the Services rendered hereunder. All fees shall be aggregated and paid monthly.

A.	Sub-Administration Fees

The Client shall pay an annual fee with respect to the Funds as follows:

Financial Statements	$15,000 per Fund
Expense Payments	$7,500 per Fund
Tax Services	$7,500 per Fund
Portfolio Compliance
First 5 Funds	$3,000 per Fund
Each Additional Fund	$2,500 per Fund
Form N-PORT	$14,000 per Fund
Sleeves	$1,000 per Sleeve
Liquidity Risk Management	$3,000 per Fund
Tailored Shareholder Reporting (“TSR”)	$1,500 per TSR produced
Rule 18f-4 Support
Standard Service	$5,000 per Fund
Lite Service	$1,500 per Fund

B.	Money Market Fund Reporting Fees

For the Money Market Fund Reporting Services, the Client shall pay $5,000 per year (billed monthly) per Money Market Fund. The foregoing fees do not include out-of-pocket expenses, which shall be paid separately by the Client. In addition, with respect to any documents to be filed with the SEC, the Client shall be responsible for all expenses associated with causing such document to be converted into a format acceptable to the SEC (currently, XML) prior to filing, as well as all associated filing and other fees and expenses.

C.	Additional Fees (if applicable)

Gross of fee Performance	$1,500 per Fund
15 Year Total Return-initial quarter	$250 per Fund
15 Year total return-Initial quarter	$125 per fund per quarter
Corp Tax Services	$25,000 per Fund
Daily Yield Support	$6,750 per Fund per year

D.	Regulatory Administration Fees

Annual Fee	$100,000 per year for all Funds in aggregate

E.	Typesetting Fees

Per Fund Per Year	$1,500

Out-of-Pocket Expenses and Miscellaneous Charges

In addition to the above fees, Service Provider shall be entitled to receive payment for the following out-of-pocket expenses and miscellaneous charges:

I.	Reimbursement of Expenses. Client shall reimburse Service Provider for its out-of- pocket expenses reasonably incurred in providing Services (upon reasonable request, not to occur too frequently, Service Provider shall provide invoices or other documentation evidencing such expenses), including, but not limited to:

i.	All freight and other delivery and bonding charges incurred by Service Provider in delivering materials to and from the Client and in delivering all materials to investors;

ii.	The cost of obtaining security and issuer information;

iii.	Costs of postage, bank services, couriers, stock computer paper, statements, labels, envelopes, reports, notices, or other form of printed material (including the cost of preparing and printing all printed material) which shall be required by Service Provider for the performance of the services to be provided hereunder, including print production charges incurred;

iv.	All copy charges;

v.	Any expenses Service Provider shall incur at the written direction of a duly authorized officer of the Client;

vi.	All systems-related expenses associated with the provision of special reports;

vii.	The cost of vendor tax data services;

viii.	Regulatory filing fees, industry data source fees, printing (including board book production expenses) and typesetting services, communications, delivery services, reproduction and record storage and retention expenses, and travel related expenses for board/client meetings; and

ix.	Any additional expenses reasonably incurred by Service Provider in the performance of its duties and obligations under this Agreement.

II.	Miscellaneous Service Fees and Charges. In addition to the amounts set forth above, Service Provider shall be entitled to receive the following amounts from the Client:

i.	System development fees, billed at the rate of $150 per hour, as requested and pre-approved by the Client, and all systems-related expenses, agreed in advance, associated with the provision of special reports and services pursuant to any of the Schedules hereto;

ii.	Fees for development of custom interfaces pre-approved by the Client, billed at the rate of $150 per hour;

iii.	Ad hoc reporting fees pre-approved by the Client, billed at the rate of $150 per hour;

iv.	Check and payment processing fees; and

v.	Costs of rating agency services.